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[LOGO] PIONEER C-VISION                               FIRST ALLMERICA FINANCIAL
       VARIABLE ANNUITY APPLICATION                      LIFE INSURANCE COMPANY
                                        440 LINCOLN STREET, WORCESTER, MA 01653
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                        Please Print Clearly
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1    ANNUITANT

     Name (First, MI, Last)

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     Street Address                           Apt.

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     City                                   State                 Zip

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     Daytime Telephone      / / Male                   Date of Birth

     (        )             / /  Female                  /       /
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     Social Security # _____________________________________
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2   OWNER   COMPLETE THIS SECTION ONLY IF (CHECK ONE):
            / /  THE OWNER IS OTHER THAN THE ANNUITANT
            / /  THIS IS A JOINT OWNER WITH THE ANNUITANT

     Name (First, MI, Last)

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     Street Address                           Apt.

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     City                                   State                 Zip

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     Daytime Telephone       Date of Birth         Date of Trust

     (        )               /        /             /        /
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     Social Security/Tax I.D. # _____________________________________
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3    JOINT ANNUITANT
     Name (First, MI, Last)

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     / / Male                   Date of Birth

     / /  Female                  /       /
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     Social Security # _____________________________________
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4    BENEFICIARY

     THE SURVIVING OWNER IS PRIMARY BENEFICIARY UNLESS OTHERWISE INDICATED
     BELOW.

     Primary                                Relationship to Owner

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     Contingent                             Relationship to Owner

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5    OPTIONAL RIDER

     / / Enhanced Death Benefit

     / / ___________________________________________________________
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6   TYPE OF PLAN TO BE ISSUED

     / / Nonqualified                      / / 403(b) TSA*
     / / Nonqualified Deferred Comp.       / / Roth IRA
     / / 401(a) Pension/Profit Sharing*    / / IRA
     / / 401(k) Profit Sharing*            / / SEP-IRA*
     *ATTACH REQUIRED ADDITIONAL FORMS     / / 457 Deferred Comp.

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7   INITIAL PAYMENT
                     $ _________________________________  ($25,000 MINIMUM)
                     MAKE CHECK PAYABLE TO FIRST ALLMERICA.

    If IRA, Roth IRA or SEP-IRA application, the applicant has received Disclosure Buyer's Guide and this payment is a (check one):

    / / Rollover/Conversion    / / Trustee to Trustee Transfer
    / / Regular, Roth, or SEP-IRA Payment for Tax Year _____________
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8   ALLOCATION OF PAYMENTS

    _________%    Emerging Markets
    _________%    International Growth
    _________%    Capital Growth
    _________%    Growth Shares
    _________%    Europe
    _________%    Real Estate Growth
    _________%    Growth and Income
    _________%    Equity-Income
    _________%    Balanced
    _________%    Swiss Franc Bond
    _________%    America Income
    _________%    Money Market
    _________%    Fixed Account
    _________%    __________________________________

               Guarantee Period Accounts
               ($1,000 minimum per Account)
    _____%  2 Year  _____%  5 Year  _____%  8 Year
    _____%  3 Year  _____%  6 Year  _____%  9 Year
    _____%  4 Year  _____%  7 Year  _____%  10 Year

     ALL ALLOCATIONS ABOVE MUST TOTAL 100%
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    / /  BUILD WITH INTEREST & GROWTH (BIG) PLAN  Allocate a portion of my initial payment to the _____ year GPA such that, at the end of the guarantee period, the GPA will have grown to an amount equal to the total initial payment assuming no withdrawals or transfers of any kind. The remaining balance will be applied as indicated above in
         Section 8.
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    / /  AUTOMATIC ACCOUNT REBALANCING (AAR)  I elect AAR among the above accounts (excluding Fixed and Guarantee Period Accounts) starting on the 16th day after issue date and continuing every:

            / / 1     / / 2    / / 3    / / 6    / / 12 months
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9   REPLACEMENT

    Will the proposed contract replace or change any existing annuity or insurance policy?
    / / NO / / YES (If yes, list company name and policy number)
    _________________________________________________________________

SML-1447P
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10  TELEPHONE TRANSFER

    I/We authorize and direct First Allmerica Financial Life Insurance Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I/We agree to hold harmless and indemnify First Allmerica Financial Life Insurance Company and its affiliates and their collective directors, officers, employees and agents against any claim arising from such action.

    I/We DO NOT accept this telephone transfer privilege.
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11  DOLLAR COST AVERAGING (NOT AVAILABLE WITH AUTOMATIC ACCOUNT REBALANCING)

    Please transfer $ ____________________________________ ($100 MINIMUM)
               CHECK ONE SOURCE ACCOUNT:

    FROM:      / / Fixed Account    / / America Income    / / Money Market

    EVERY:     / / 1     / / 2     / / 3     / / 6     / / 12 months

    TO:  $ ______________  Emerging Markets
         $ ______________  Europe
         $ ______________  International Growth
         $ ______________  Capital Growth
         $ ______________  Growth Shares
         $ ______________  Real Estate Growth
         $ ______________  Growth and Income
         $ ______________  Equity-Income
         $ ______________  Balanced
         $ ______________  Swiss Franc Bond
         $ ______________  America Income
         $ ______________  Money Market
         $ ______________  _________________________________

    Dollar Cost Averaging begins on the 16th day after the issue date and ends when the source account value is exhausted. DOLLAR COST AVERAGING INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.

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12  SYSTEMATIC WITHDRAWALS

    Please withdraw $________________________ ($100 MINIMUM)
    starting 16 days after issue, or ___/___/___, whichever is later, and then

    EVERY:     / / 1     / / 2     / / 3     / / 6     / / 12 months

     ____________%   From ________________________________________
     ____________%   From ________________________________________
     ____________%   From ________________________________________
     ____________%   From ________________________________________
     ____________%   From ________________________________________

     PLEASE       / / Do NOT Withhold Federal Income Taxes
                  / / Do Withhold at 10% or _____________ (% or $)

     Systematic withdrawals are not available from the Guarantee Period
     Accounts.

     / / I wish to use Electronic Funds Transfer (Direct Deposit). I authorize the Company to correct electronically any overpayments or erroneous credits made to my account.

         ATTACH A VOIDED CHECK.

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13  REMARKS _________________________________________________________________
    _________________________________________________________________________
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14  SIGNATURES

    I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.


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    Signature of Owner                      Signed at (City and State)    Date


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    Signature of Joint Owner
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15  REGISTERED REPRESENTATIVE/DEALER INFORMATION

    Does the contract applied for replace an existing annuity or life insurance policy? / / YES (ATTACH REPLACEMENT FORMS AS REQUIRED) / / NO

    I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.

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    Signature of Registered Representative    Comm. Code       Telephone


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    Printed Name of Registered Representative     Printed Name of Broker/Dealer

                                                              (   )
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    Branch Office Street Address for Contract Delivery          Telephone


                                                                      0898-5575